                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    August 28, 1999
                                                  ------------------------------


                           Clarion Technologies, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      0-24690                 91-1407411
---------------------------- -------------------------- ------------------------
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


       1901 N. Roselle Road, Suite 340, Schaumburg, Illinois     60195
       ---------------------------------------------------------------
       (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:   (847) 490-9900
                                                     ----------------


                                       N/A
                             -----------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  This report amends the current report filed by Clarion Technologies, Inc. (the "Company") dated September 14, 1999.

                  Effective August 28, 1999, the Company, by and through its wholly owned subsidiary, Clarion Plastics Technologies, Inc., completed the acquisition of Wamar Products, Inc., a Michigan corporation ("Wamar Products"), in exchange for $7,000,000 in cash and 200,000 shares of Clarion Common Stock, and completed the acquisition of Wamar Tool & Machine Co., a Michigan corporation ("Wamar Tool"), in exchange for 200,000 shares of Clarion Common Stock.

                  The audited financial statements of Wamar Products as of October 31, 1998 and November 1, 1997 and for each of the two fiscal years in the periods ended October 31, 1998 and November 1, 1997 are presented below. The interim unaudited financial statements of Wamar Products as of July 31, 1999 and for the three and nine month periods ended July 31, 1999 and August 1, 1998 are also presented.

                  The audited financial statements of Wamar Tool as of December 31, 1998 and 1997 and for each of the two fiscal years in the periods ended December 31, 1998 and 1997 are presented below. The interim unaudited financial statements of Wamar Tool as of June 30, 1999 and for the three and six month periods ended June 30, 1999 and 1998 are also presented.

                                                            WAMAR PRODUCTS, INC.
                                                                        --------

                                                        FINANCIAL STATEMENTS AND
                                                    INDEPENDENT AUDITORS' REPORT
                                                                        --------

                                           OCTOBER 31, 1998 AND NOVEMBER 1, 1997

                              WAMAR PRODUCTS, INC.
                                    --------

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT
                                    ---------

                      OCTOBER 31, 1998 AND NOVEMBER 1, 1997

                              WAMAR PRODUCTS, INC.


                                  - CONTENTS -





                                                                    PAGE NUMBER
                                                                    -----------

Independent Auditors' Report                                              1

Financial Statements:

    Balance Sheet                                                         2

    Statement of Income and Retained Earnings                             3

    Statement of Cash Flows                                             4 & 5

    Notes to Financial Statements                                      6 - 11

                          Independent Auditors' Report
                          ----------------------------


To the Board of Directors
Wamar Products, Inc.
Caledonia, Michigan


We have audited the accompanying balance sheet of WAMAR PRODUCTS, INC. as of October 31, 1998 and November 1, 1997, and the related statements of income and retained earnings and cash flows for the years then ended . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WAMAR PRODUCTS, INC. at October 31, 1998 and November 1, 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


PERRIN, FORDREE & COMPANY, P.C.





Troy, Michigan
July 16, 1999

                              WAMAR PRODUCTS, INC.
                                  BALANCE SHEET



                                     ASSETS
                                     ------

                                                                            YEAR ENDED
                                                                   ------------------------------
                                                                     OCTOBER 31,     NOVEMBER 1,
                                                                        1998             1997
                                                                   -------------    -------------

         CURRENT ASSETS:
            Cash and cash equivalents                              $    363,048     $    110,357
             Accounts receivable-net of allowance
               of $59,200 in 1998 and $49,200 in
               1997.                                                  2,473,296        1,951,793
            Inventories                                               1,287,710        1,105,960
            Prepaid expenses:
               Tooling                                                   65,975          270,035
               Other                                                     97,169           48,546
                                                                   -------------    -------------
                      Total current assets                            4,287,198        3,486,691

         PROPERTY AND EQUIPMENT:
            Warehouse                                                   244,653          244,653
            Leasehold improvements                                    1,129,897        1,063,741
            Machinery and equipment                                   8,484,764        8,449,976
            Furniture and fixtures                                      302,314          302,314
            Vehicles                                                    184,684          197,592
             Construction in progress                                     5,392              459
                                                                   -------------    -------------
                                                                     10,351,704       10,258,735
            Less accumulated depreciation and amortization           (7,064,306)      (6,790,595)
                                                                   -------------    -------------
                                                                      3,287,398        3,468,140
         OTHER ASSETS:
            Income tax deposit                                           45,940           60,863
            Cash surrender value of life insurance                      149,166          139,226
                                                                   -------------    -------------
                                                                        195,106          200,089
                                                                   -------------    -------------

                                                                   $  7,769,702     $  7,154,920
                                                                   =============    =============

    The accompanying notes are an integral part of the financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                            YEAR ENDED
                                                                   ------------------------------
                                                                     OCTOBER 31,     NOVEMBER 1,
                                                                        1998             1997
                                                                   -------------    -------------

         CURRENT LIABILITIES:
            Current portion of long-term debt                      $    295,608     $    388,533
            Line-of-credit                                            1,218,780        1,050,000
            Accounts payable                                          1,352,531        1,093,199
            Accrued expenses:
               Payroll and payroll taxes                                153,085          157,509
               Employee benefits                                        334,931          263,753
               Other                                                    106,869           43,704
            Dividends payable                                           205,996                -
            Tooling deposit                                              19,000          156,300
                                                                   -------------    -------------
                      Total current liabilities                       3,686,800        3,152,998

         LONG-TERM DEBT, less current portion                           711,801        1,204,134

         STOCKHOLDERS' EQUITY :
            Common stock, - $1.00 par value,
               Authorized - 50,000 shares
               Issued and outstanding, 25,944                            25,944           25,944
            Retained earnings                                         3,345,157        2,771,844
                                                                   -------------    -------------
                                                                      3,371,101        2,797,788


                                                                   -------------    -------------
                                                                   $  7,769,702     $  7,154,920
                                                                   =============    =============

                              WAMAR PRODUCTS, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS



                                                                            YEAR ENDED
                                                                   ------------------------------
                                                                     OCTOBER 31,     NOVEMBER 1,
                                                                        1998             1997
                                                                   -------------    -------------

         SALES                                                     $ 19,713,565     $ 18,689,451

         COST OF SALES                                               17,171,653       16,728,707
                                                                   -------------    -------------

         GROSS PROFIT                                                 2,541,912        1,960,744

         SELLING, GENERAL AND
            ADMINISTRATIVE EXPENSES                                   1,242,634        1,135,992
                                                                   -------------    -------------

         INCOME FROM OPERATIONS                                       1,299,278          824,752

         OTHER INCOME (EXPENSE):
            Other income                                                 54,611           34,160
            Interest income                                               8,696           10,617
            Interest expense                                           (195,929)        (243,355)
            Gain on sale of assets                                       16,547                -
                                                                   -------------    -------------
                                                                       (116,075)        (198,578)
                                                                   -------------    -------------

         NET INCOME                                                   1,183,203          626,174

         RETAINED EARNINGS:
            Beginning of year                                         2,771,844        2,538,227
            Dividends declared                                         (609,890)        (392,557)
                                                                   -------------    -------------

            End of year                                            $  3,345,157     $  2,771,844
                                                                   =============    =============

    The accompanying notes are an integral part of the financial statements.

                              WAMAR PRODUCTS, INC.
                             STATEMENT OF CASH FLOWS



                                                                            YEAR ENDED
                                                                   ------------------------------
                                                                     OCTOBER 31,     NOVEMBER 1,
                                                                        1998             1997
                                                                   -------------    -------------


         CASH FLOWS FROM OPERATING ACTIVITIES:
            Cash received from customers                           $ 19,192,062     $ 18,785,078
            Cash paid to suppliers and employees                    (17,107,893)     (16,803,802)
            Interest received                                             8,696           10,617
            Interest paid                                              (184,545)        (236,742)
            Miscellaneous income                                         54,611           34,160
                                                                   -------------    -------------
                      Net cash from operating activities              1,962,931        1,789,311

         CASH FLOWS FROM INVESTING ACTIVITIES:
            Purchase of property and equipment                         (985,713)      (1,275,758)
            Increase in cash surrender value                             (9,940)         (13,093)
            (Increase) decrease in income tax deposit                    14,923          (32,793)
            Proceeds from sale of equipment                              90,862                -
                                                                   -------------    -------------
                      Net cash to investing activities                 (889,868)      (1,321,644)

         CASH FLOWS FROM FINANCING ACTIVITIES:
            Payments of dividends                                      (403,894)        (392,557)
            Proceeds from line-of-credit - net                          168,780          531,940
            Payment of long-term debt                                  (250,178)        (323,715)
            Payments of shareholder loan                               (335,080)        (474,716)
                                                                   -------------    -------------
                      Net cash to financing activities                 (820,372)        (659,048)
                                                                   -------------    -------------

         NET INCREASE (DECREASE) IN CASH EQUIVALENTS                    252,691         (191,381)

         CASH AND CASH EQUIVALENTS:
            Balance - beginning of year                                 110,357          301,738
                                                                   -------------    -------------

            Balance - end of year                                  $    363,048     $    110,357
                                                                   =============    =============

    The accompanying notes are an integral part of the financial statements.

                              WAMAR PRODUCTS, INC.
                       STATEMENT OF CASH FLOWS - CONTINUED



       RECONCILIATION OF NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
       ------------------------------------------------------------------

                                                                            YEAR ENDED
                                                                   ------------------------------
                                                                     OCTOBER 31,     NOVEMBER 1,
                                                                        1998             1997
                                                                   -------------    -------------

         NET INCOME                                                $  1,183,203     $    626,174
            Adjustments to reconcile net income to
               net cash from operating activities:
                      Depreciation                                    1,092,140        1,035,138
                      Gain on sale of fixed asset                       (16,547)               -
            Changes in operating assets and liabilities
               which increase (decrease) cash flow:
                      Accounts receivable                              (521,503)          95,627
                      Inventories                                      (181,750)         (21,504)
                      Prepaid expenses                                  (48,623)           4,814
                      Prepaid tooling                                   204,060          (53,831)
                      Accounts payable                                  259,332         (101,249)
                      Accrued expenses                                  129,919           76,862
                      Tooling deposits                                 (137,300)         127,280
                                                                   -------------    -------------
                                                                        779,728       1,163,137
                                                                   -------------    -------------

         NET CASH FROM OPERATING ACTIVITIES                        $  1,962,931     $  1,789,311
                                                                   =============    =============




                  NON-CASH INVESTING AND FINANCING TRANSACTIONS
                  ---------------------------------------------


         DIVIDENDS DECLARED                                        $    205,966     $          -
                                                                   =============    =============

    The accompanying notes are an integral part of the financial statements.

                              WAMAR PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      OCTOBER 31, 1998 AND NOVEMBER 1, 1997



      NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

               This summary of significant accounting policies of Wamar Products, Inc. (the Company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

               BUSINESS ACTIVITY
               -----------------

               The Company is a manufacturer of plastic injection molded parts for the automotive and furniture industries. Most of the Company's business activity is with customers located primarily in southwestern Michigan.

               CASH AND CASH EQUIVALENTS
               -------------------------

               For purposes of the statement of cash flows, cash equivalents include cash in banks and all highly liquid debt instruments with original maturities of three months or less.

               INVENTORIES
               -----------

               Inventory is stated at the lower of cost or market, determined using the first-in, first-out (FIFO) method. Inventories, net of valuation reserves, consisted of the following as of October 31:

                                                           YEAR ENDED
                                                 -------------------------------
                                                  OCTOBER 31,       NOVEMBER 1,
                                                     1998               1997
                                                 -------------     -------------

                 Raw materials                   $    533,022      $    547,220
                 Finished goods                       754,688           558,740
                                                 -------------     -------------

                 Total inventories               $  1,287,710      $  1,105,960
                                                 =============     =============

               PREPAID TOOLING
               ---------------

               The costs to manufacture and supply customer-owned tooling are recorded as prepaid tooling costs when incurred. Amounts incurred are charged to cost of sales and revenue is recognized when the tooling is shipped to customers. Gains incurred on tooling projects are recognized into income upon completion, while estimated losses are recognized immediately as cost of sales.

                              WAMAR PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      OCTOBER 31, 1998 AND NOVEMBER 1, 1997



      NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

               PROPERTY AND EQUIPMENT
               ----------------------

               Property and equipment are stated at cost and include expenditures that materially extend the useful lives of these assets. Expenditures for normal repairs and maintenance are charged to operations as incurred.

               DEPRECIATION AND AMORTIZATION
               -----------------------------

               For financial statement purposes, depreciation is computed using the straight-line and accelerated methods based on the estimated useful lives of the fixed assets as follows:

                      Warehouse                                      5-32 years
                      Leasehold improvements                         5-32 years
                      Machinery and equipment                        5-10 years
                      Furniture and fixtures                          5-7 years
                      Vehicles                                          5 years

               For income tax purposes, depreciation is computed using the modified accelerated cost recovery method (MACRS) as prescribed by the Internal Revenue Service.

               Depreciation expense was $1,092,140 and $1,035,138 for the years ended October 31, 1998 and November 1, 1997, respectively.

               INCOME TAXES
               ------------

               The Company is taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of the Company flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Company will have no tax liability (with limited exceptions) as long as the S Corporation election is in effect.

               REVENUE RECOGNITION
               -------------------

               Revenue is recognized in the period in which products are shipped to customers.

               USE OF ESTIMATES
               ----------------

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

                              WAMAR PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      OCTOBER 31, 1998 AND NOVEMBER 1, 1997



      NOTE 2 - RELATED PARTY TRANSACTIONS:

               The Company leases its building from a related company. The lease requires minimum monthly rental payments of $28,525 and expires on January 1, 2004. The Company is responsible for all expenses related to the building. Rent expense for this lease was $342,300 for the years ended October 31, 1998 and November 1,1997.

               Annual future obligations are as follows:

               Year ending October 31:
                 1999                                              $    342,300
                 2000                                                   342,300
                 2001                                                   342,300
                 2002                                                   342,300
                 2003                                                   342,300
                   Thereafter                                            57,050
                                                                   -------------
                                                                   $  1,768,550
                                                                   =============

               In addition to the related party transactions discussed above, the Company also purchases goods from and provides management support services to another related company. In connection therewith, the accompanying financial statements include the following:

                                                           YEAR ENDED
                                                 -------------------------------
                                                  OCTOBER 31,       NOVEMBER 1,
                                                     1998               1997
                                                 -------------     -------------

                 Accounts receivable             $     13,768      $     18,939
                 Accounts payable                     101,483           149,919
                 Approximate purchases              1,228,155         1,488,268
                 Other income                          38,176            30,940


      NOTE 3 - LINE-OF-CREDIT:

               The Company has line-of-credit agreements with a bank which provides for maximum borrowings for working capital and purchases of equipment of $2,000,000 as of October 31, 1998 and November 1,1997. At October 31, 1998 and November 1, 1997, outstanding balances under the agreements amounted to $1,218,780 and $1,050,000, respectively. These agreements bear interest at a variable rate, which was 7.4% and 8.5% on October 31, 1998 and November 1, 1997 , respectively. These notes are due on demand and are secured by the assets of the Company.

                              WAMAR PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      OCTOBER 31, 1998 AND NOVEMBER 1, 1997



      NOTE 4 - LONG-TERM DEBT:

               Long-term debt at October 31 and November 1 consists of the following:

                                                                       1998              1997
                                                                   -------------    -------------

               Note payable - bank, due in monthly
               installments of $4,703, including interest
               at a variable rate, which was, 8.25% and 7.41%
               as of October 31, 1998 and November 1,
               1997, respectively, maturing February 7,
               2000, when any unpaid balance is due,
               secured by a personal guarantee of a
               major stockholder.                                  $    424,255     $    446,216

               Note payable - bank, due in monthly
               installments of $25,326, including interest
               at a variable rate, which was 8.25% and
               7.41% as of October 31,1998 and
               November 1, 1997, respectively, maturing
               October 30, 2000, when any unpaid balance
               is due, secured by equipment.                            583,154          811,371

               Note payable - related party, due in monthly
               installments of $2,675, including interest at the
               prime rate, which was 8.5% as of
               November 1, 1997. The note was repaid
               in 1998.                                                       -          335,080
                                                                   -------------    -------------

                                                                      1,007,409        1,592,667
               Less current portion                                     295,608          388,533
                                                                   -------------    -------------

               Long-term debt                                      $    711,801     $  1,204,134
                                                                   =============    =============

                              WAMAR PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      OCTOBER 31, 1998 AND NOVEMBER 1, 1997



      NOTE 4 - LONG-TERM DEBT - CONTINUED:

               Maturities of long-term debt are summarized as follows:

               Year ending October 31:
                 1999                                              $    295,608
                 2000                                                   711,801
                 2001                                                         -
                 2002                                                         -
                 2003                                                         -
                 Thereafter                                                   -
                                                                   -------------

                 Total                                             $  1,007,409
                                                                   =============


      NOTE 5 - PROFIT SHARING PLAN:

               The Company has a salary reduction/profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The Plan covers all full-time employees who have completed one full year of service with the Company. Each employee may contribute up to a maximum of 15% of their annual salary to the Plan. The Company contributes a discretionary amount to the plan each year. Company contributions to the Plan for the years ended October 31, 1998 and November 1, 1997 were $131,053 and $74,709, respectively.

               The Company has a profit-sharing bonus that covers all full-time employees who have completed six months of service with the Company. Bonus payments are contingent upon the attainment of earnings as defined in the agreement. During 1998 and 1997, bonus payments charged to operations were $116,179 and $57,236, respectively.


      NOTE 6 - MAJOR CUSTOMERS:

               A substantial part of the Company's business is dependent upon three major customers, the loss of which would have a materially adverse effect on the Company. Product sales to the customers during 1998 and 1997 were approximately $12.1 million and $10.9 million, respectively, representing 61% and 58% of the total sales for those years. At October 31, 1998 and November 1, 1997, amounts due from these customers included in trade accounts receivable were approximately $1.7 million and $1.2 million, respectively.

                              WAMAR PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      OCTOBER 31, 1998 AND NOVEMBER 1, 1997



      NOTE 7 - SUBSEQUENT EVENTS:

               In the first quarter of 1999, there was a loss of a major customer. Sales to this company during 1998 and 1997 were approximately $2.8 million and $2.9 million, respectively, representing 15% and 16% of the total sales for those years. The Company does not anticipate that this will have a material adverse effect on the results of future operations.

               In June, 1999, Company stockholders entered into a stock purchase agreement. Under this agreement, the buyer will purchase all of the issued and outstanding capital stock of Wamar Products, Inc.

 WAMAR PRODUCTS, INC.

 CONDENSED BALANCE SHEETS

                                                                    July 31,
                                                                      1999
                                                                ---------------
                                                                  (Unaudited)

 ASSETS

 CURRENT ASSETS
      Cash and cash equivalents                                 $      532,324
      Accounts receivable, less allowance
          of $59,200 in 1999 and 1998                                2,180,654
      Inventories                                                      831,051
      Other current assets                                             282,665
                                                                ---------------

          Total current assets                                       3,826,694

 PROPERTY AND EQUIPMENT, at cost                                    10,448,299
      Less accumulated depreciation                                 (7,757,755)
                                                                ---------------

                                                                     2,690,544

 OTHER NONCURRENT ASSETS                                               101,288
                                                                ---------------

                                                                $    6,618,526
                                                                ===============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
      Short-term borrowings                                     $            -
      Current portion of long-term debt                                250,178
      Accounts payable                                                 889,429
      Other current liabilities                                        504,607
                                                                ---------------

          Total current liabilities                                  1,644,214


 LONG-TERM DEBT                                                      1,236,375

 STOCKHOLDERS' EQUITY
      Common stock                                                      25,944
      Retained earnings                                              3,711,993
                                                                ---------------

                                                                     3,737,937
                                                                ---------------

                                                                $    6,618,526
                                                                ===============


 WAMAR PRODUCTS, INC.

 CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                                                    Three Months Ended                         Nine Months Ended
                                                July 31,            August 1,             July 31,            August 1,
                                                  1999                 1998                 1999                 1998
                                             -------------        -------------        -------------        -------------
 Net sales                                   $  3,867,067         $  4,074,854         $ 12,772,517         $ 13,021,554
 Cost of sales                                  3,547,287            3,760,049           11,062,829           11,496,133
                                             -------------        -------------        -------------        -------------

      Gross profit                                319,780              314,805            1,709,688            1,525,421

 Selling, general and
      administrative expense                      380,546              257,737              935,634              853,336
                                             -------------        -------------        -------------        -------------

      Operating income                            (60,766)              57,068              774,054              672,085

 Other (income) expense
      Interest expense                             26,307               49,077              102,011              154,154
      Interest income                              (7,443)              (2,330)             (13,147)              (5,480)
      Other, net                                  (12,573)             (47,230)            (197,446)            (114,419)
                                             -------------        -------------        -------------        -------------

                                                    6,291                 (483)            (108,582)              34,255
                                             -------------        -------------        -------------        -------------

      Income (loss) before
          income taxes                            (67,057)              57,551              882,636              637,830

 Income taxes (1)                                       -                    -                    -                    -
                                             -------------        -------------        -------------        -------------

      NET INCOME (LOSS)                      $    (67,057)        $     57,551         $    882,636         $    637,830
                                             =============        =============        =============        =============


      (1)Wamar Products, Inc. was historically taxed as an S Corporation under the Internal Revenue
         Code.  Under an S Corporation election, the income of the Company flows through to the the stockholders to be taxed at the individual level rather than the corporate level.  Accordingly, the Company did not recorded income tax expenses or liabilities.


 WAMAR PRODUCTS, INC.

 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                                              Nine Months Ended
                                                                                          July 31,            August 1,
                                                                                           1999                 1998
                                                                                        ------------         ------------
 CASH FLOWS FROM OPERATING ACTIVITIES                                                   $ 1,513,685          $ 1,155,575

 CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment                                                   (88,973)            (907,985)
      Proceeds from sale of property and equipment                                                -               90,862
      Other                                                                                       -              (10,602)
                                                                                        ------------         ------------

          NET CASH USED FOR INVESTING ACTIVITIES                                            (88,973)            (827,725)

 CASH FLOWS FROM FINANCING ACTIVITIES:
      Net change in short-term borrowings                                                (1,218,780)             468,780
      Borrowings from long-term debt                                                        698,509                    -
      Payments on long-term debt                                                           (219,365)            (203,821)
      Payment of shareholder loan                                                                 -             (335,080)
      Payment of dividends                                                                 (515,800)            (345,834)
                                                                                        ------------         ------------

          NET CASH USED FOR FINANCING ACTIVITIES                                         (1,255,436)            (415,955)
                                                                                        ------------         ------------

 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                       169,276              (88,105)

 CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                             363,048              110,357
                                                                                        ------------         ------------

 CASH AND CASH EQUIVALENTS AT END OF QUARTER                                            $   532,324          $    22,252
                                                                                        ============         ============

 WAMAR TOOL & MACHINE CO.

 CONDENSED BALANCE SHEETS

                                                                     June 30,
                                                                       1999
                                                                  --------------
                                                                   (Unaudited)
 ASSETS

 CURRENT ASSETS
      Cash and cash equivalents                                   $      52,319
      Accounts receivable                                               144,294
      Inventories                                                        47,157
      Other current assets                                               11,809
                                                                  --------------

          Total current assets                                          255,579

 PROPERTY AND EQUIPMENT, at cost                                      1,157,210
      Less accumulated depreciation                                    (686,248)
                                                                  --------------

                                                                        470,962
                                                                  --------------

                                                                  $     726,541
                                                                  ==============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
      Current portion of long-term debt                           $      68,744
      Accounts payable                                                   49,096
      Other current liabilities                                          79,571
                                                                  --------------

          Total current liabilities                                     197,411

 DEFERRED INCOME TAXES                                                    6,200

 LONG-TERM DEBT                                                         138,983

 STOCKHOLDERS' EQUITY
      Common stock                                                       10,000
      Retained earnings                                                 373,947
                                                                  --------------

                                                                        383,947
                                                                  --------------

                                                                  $     726,541
                                                                  ==============

                                                  WAMAR TOOL AND MACHINE COMPANY
                                                                        --------

                                                        FINANCIAL STATEMENTS AND
                                                    INDEPENDENT AUDITORS' REPORT
                                                                        --------

                                                               DECEMBER 31, 1998

                         WAMAR TOOL AND MACHINE COMPANY
                                    --------

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT
                                    ---------

                                DECEMBER 31, 1998

                         WAMAR TOOL AND MACHINE COMPANY


                                  - CONTENTS -





                                                                    PAGE NUMBER
                                                                    -----------

Independent Auditors' Report                                              1

Financial Statements:

    Balance Sheet                                                         2

    Statement of Income and Retained Earnings                             3

    Statement of Cash Flows                                             4 & 5

    Notes to Financial Statements                                      6 - 11

                          Independent Auditors' Report

To the Board of Directors
Wamar Tool and Machine Company
Caledonia, Michigan


We have audited the accompanying balance sheet of WAMAR TOOL AND MACHINE COMPANY (a Michigan corporation) as of December 31, 1998 and 1997, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those statements require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WAMAR TOOL AND MACHINE COMPANY as of December 31, 1998 and December 31, 1997 and the results of its operations and cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


PERRIN, FORDREE & COMPANY, P.C.






Troy, Michigan
July 16, 1999

                         WAMAR TOOL AND MACHINE COMPANY
                                  BALANCE SHEET



                                     ASSETS
                                     ------

                                                                             DECEMBER 31,
                                                                   ------------------------------
                                                                        1998             1997
                                                                   -------------    -------------
         CURRENT ASSETS:
            Cash                                                   $     92,190     $     61,445
            Accounts receivable:
               Trade                                                    141,280           97,031
               Related party                                              7,025           28,500
            Inventories                                                  42,953          117,687
            Prepaid federal income taxes                                      -            5,417
            Deferred taxes                                                8,300            9,700
                                                                   -------------    -------------
                      Total current assets                              291,748          319,780

         PROPERTY AND EQUIPMENT:
            Computer equipment                                          205,200          164,153
            Leasehold improvements                                       55,816           55,815
            Machinery and equipment                                     791,766          568,732
            Furniture and fixtures                                        3,148            3,148
                                                                   -------------    -------------

                                                                      1,055,930          791,848
            Less accumulated depreciation and amortization              661,060          561,234
                                                                   -------------    -------------
                                                                        394,870          230,614




                                                                   -------------    -------------
                                                                   $    686,618    $    550,394
                                                                   =============   =============

    The accompanying notes are an integral part of the financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                             DECEMBER 31,
                                                                   ------------------------------
                                                                        1998             1997
                                                                   -------------    -------------
         CURRENT LIABILITIES:
            Current portion of long-term debt                      $     29,327     $          -
            Accounts payable:
               Trade                                                     16,710           49,464
               Related party                                             12,316           13,733
            Accrued expenses:
               Payroll and payroll taxes                                  8,241            9,539
               Employee benefits                                         32,501           27,761
               Income taxes                                              45,478                -
               Other                                                      8,809            5,194
            Customer deposits                                                 -          113,411
                                                                   -------------    -------------
                      Total current liabilities                         153,382          219,102

         LONG-TERM DEBT                                                 125,451                -

         DEFERRED TAXES                                                   6,200            8,700

         STOCKHOLDERS' EQUITY :
            Common stock, - $1.00 par value,
               Authorized - 50,000 shares
               Issued and outstanding, 10,000                            10,000           10,000
            Retained earnings                                           391,585          312,592
                                                                   -------------    -------------
                                                                        401,585          322,592
                                                                   -------------    -------------
                                                                   $    686,618     $    550,394
                                                                   =============    =============

                         WAMAR TOOL AND MACHINE COMPANY
                    STATEMENT OF INCOME AND RETAINED EARNINGS



                                                                       YEAR ENDED DECEMBER 31,
                                                                   ------------------------------
                                                                        1998             1997
                                                                   -------------    -------------
         SALES                                                     $  1,586,595     $  1,372,521

         COST OF SALES                                                1,279,936        1,174,417
                                                                   -------------    -------------

         GROSS PROFIT                                                   306,659          198,104

         SELLING, GENERAL AND
            ADMINISTRATIVE EXPENSES                                     177,045          130,661
                                                                   -------------    -------------

         INCOME FROM OPERATIONS                                         129,614           67,443

         OTHER INCOME (EXPENSE):
            Interest income                                               1,877                -
            Interest expense                                             (7,121)               -
                                                                   -------------    -------------
                                                                         (5,244)               -
                                                                   -------------    -------------

         INCOME BEFORE INCOME TAXES                                     124,370           67,443

         INCOME TAXES                                                    45,377           18,170
                                                                   -------------    -------------

         NET INCOME                                                      78,993           49,273

         RETAINED EARNINGS:
            Beginning of year                                           312,592          263,319
                                                                   -------------    -------------

            End of year                                            $    391,585     $    312,592
                                                                   =============    =============

    The accompanying notes are an integral part of the financial statements.

                         WAMAR TOOL AND MACHINE COMPANY
                             STATEMENT OF CASH FLOWS



                                                                       YEAR ENDED DECEMBER 31,
                                                                   ------------------------------
                                                                        1998             1997
                                                                   -------------    -------------
         CASH FLOWS FROM OPERATING ACTIVITIES:
            Cash received from customers                           $  1,563,819     $  1,424,128
            Cash paid to suppliers and employees                     (1,418,053)      (1,292,256)
            Interest paid                                                (6,595)            (257)
            Income taxes paid - net                                        (999)         (18,176)
            Interest income                                               1,877                -
                                                                   -------------    -------------
                      Net cash from operating activities                140,049          113,439

         CASH FLOWS FROM INVESTING ACTIVITIES -
            Purchase of property and equipment                         (264,082)         (61,143)

         CASH FLOWS FROM FINANCING ACTIVITIES:
            Proceeds from long-term debt                                154,778                -
            Repayment of long-term debt                                       -          (13,200)
                                                                   -------------    -------------
                      Net cash from (to) financing activities           154,778          (13,200)
                                                                   -------------    -------------

         NET INCREASE IN CASH AND CASH EQUIVALENTS                       30,745           39,096

         CASH AND CASH EQUIVALENTS:
            Balance - beginning of year                                  61,445           22,349
                                                                   -------------    -------------

            Balance - end of year                                  $     92,190     $     61,445
                                                                   =============    =============

    The accompanying notes are an integral part of the financial statements.

                         WAMAR TOOL AND MACHINE COMPANY
                       STATEMENT OF CASH FLOWS - CONTINUED



       RECONCILIATION OF NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
       ------------------------------------------------------------------

                                                                       YEAR ENDED DECEMBER 31,
                                                                   ------------------------------
                                                                        1998             1997
                                                                   -------------    -------------
         NET INCOME                                                $     78,993     $     49,273
            Adjustments to reconcile net income to net
               cash from operating activities -
                      Depreciation                                       99,826           77,623
            Changes in assets and liabilities
               which increase (decrease) cash flow:
                      Accounts receivable-trade                          21,474          148,638
                      Accounts receivable - related party               (44,249)         (97,031)
                      Inventories                                        74,734          (53,857)
                      Accrued/prepaid taxes                              50,895           (1,106)
                      Deferred tax assets                                 1,400           (5,500)
                      Accounts payable trade                            (32,754)         (23,076)
                      Accounts payable - related party                   (1,417)          13,733
                      Accrued expenses                                    7,058          (19,466)
                      Customer deposits                                (113,411)          17,608
                      Deferred tax liabilities                           (2,500)           6,600
                                                                   -------------    -------------
                                                                         61,056           64,166
                                                                   -------------    -------------
         NET CASH FROM OPERATING ACTIVITIES                        $    140,049     $    113,439
                                                                   =============    =============

    The accompanying notes are an integral part of the financial statements.

                         WAMAR TOOL AND MACHINE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998



      NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

               This summary of significant accounting policies of Wamar Tool and Machine Company (the Company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

               BUSINESS ACTIVITY
               -----------------

               The Company's principal business activities are industrial design, engineering, prototyping, and mold making of plastic injection molding tooling. The Company's business activity is primarily with customers located in southwestern Michigan.

               CASH AND CASH EQUIVALENTS
               -------------------------

               For purposes of the statement of cash flows, cash equivalents include cash in banks and all highly liquid debt instruments with original maturities of three months or less.

               ACCOUNTS RECEIVABLE
               -------------------

               The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

               INVENTORIES
               -----------

               Inventories are stated at the lower of cost or market, determined using the first-in, first-out (FIFO) method. Accordingly, at December 31, 1998 and 1997, work-in-process inventory has been written down to its estimated net realizable value, and results of operations for 1998 and 1997 include a corresponding charge of $45,000 and $27,300, respectively.

               Inventories consisted of the following as of December 31:

                                                     1998               1997
                                                 -------------     -------------

                 Raw materials                   $     13,523      $     11,631
                 Work-in-process                       29,430           106,056
                                                 -------------     -------------


                 Total inventories               $     42,953     $     117,687
                                                 =============    ==============

                         WAMAR TOOL AND MACHINE COMPANY
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998



      NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

               PROPERTY AND EQUIPMENT
               ----------------------

               Property and equipment are stated at cost and include expenditures that materially extend the useful lives of these assets. Expenditures for normal repairs and maintenance are charged to operations as incurred.

               DEPRECIATION AND AMORTIZATION
               -----------------------------

               For financial statement purposes, depreciation is computed using the straight-line and accelerated methods based on the estimated useful lives of the fixed assets as follows:

                      Computer equipment                                 5 years
                      Leasehold improvements                            39 years
                      Machinery and equipment                        3 - 7 years
                      Furniture and fixtures                         5 - 7 years

               For income tax purposes, depreciation is computed using the modified accelerated cost recovery method (MACRS) as prescribed by the Internal Revenue Service. Deferred taxes have been provided for the timing difference.

               INCOME TAXES
               ------------

               Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due adjusted by deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statements and income tax purposes.

               The deferred tax asset and liability represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

               The primary components of the Company's deferred tax assets and liabilities are employee benefits (assets) and tax over book depreciation (liabilities).

               REVENUE RECOGNITION
               -------------------

               Revenue is recognized in the period in which products are shipped to the customer.

                         WAMAR TOOL AND MACHINE COMPANY
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998



      NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

               USE OF ESTIMATES
               ----------------

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.


      NOTE 2 - RELATED PARTY TRANSACTIONS:

               The following related party transactions occurred in the years ending December 31, 1998 and 1997:

               A substantial portion of the sales for the Company are to a related party, the loss of which would have a materially adverse effect on the Company. Related party sales for the years ended December 31, 1998 and 1997 were approximately $1.41 million and $1.35 million, respectively, representing 89% and 99% of the total sales for those years.

               The Company leases its facility from a related party on a monthly basis. Rental expense for the years ended December 31, 1998 and 1997 was $25,560 for each period.

               The Company also receives management support services from a related party, which amounted to $22,006 and $8,169 for the years ended December 31, 1998 and 1997, respectively.


      NOTE 3 - LINE-OF-CREDIT:

               The Company has a line-of-credit agreement with a bank which provides for maximum borrowings of $200,000 as of December 31, 1998. At December 31, 1998 and 1997, there were no outstanding borrowings under this agreement.

                         WAMAR TOOL AND MACHINE COMPANY
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998



      NOTE 4 - LONG-TERM DEBT:

               Long-term debt at December 31, 1998 consists of the following:

               Note payable - bank, due in monthly
               installments of $3,358, including interest
               at the bank's prime rate of 7.75%, maturing
               August 14, 2003, when any unpaid balance
               is due, secured by machinery and equipment.                          $    154,778

               Less current portion                                                       29,327
                                                                                    -------------
               Long-term debt                                                       $    125,451
                                                                                    =============
               Maturities of long-term debt are summarized as follows:

               Year ending December 31:
                 1999                                                               $     29,327
                 2000                                                                     31,682
                 2001                                                                     34,226
                 2002                                                                     36,975
                 2003                                                                     22,568
                 Thereafter                                                                    -
                                                                                    -------------

                                                                                    $    154,778
                                                                                    =============

      NOTE 5 - INCOME TAXES:

               The income tax provision consists of the following:

                                                                            DECEMBER 31,
                                                                   ------------------------------
                                                                        1998             1997
                                                                   -------------    -------------
                 Income taxes currently payable                    $     46,477     $     17,070
                 Deferred income taxes                                   (1,100)           1,100
                                                                   -------------    -------------

                 Income taxes                                      $     45,377     $     18,170
                                                                   =============    =============

                         WAMAR TOOL AND MACHINE COMPANY
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998



      NOTE 5 - INCOME TAXES - CONTINUED:

               The components of deferred income taxes consisted of the following:

                                                                            DECEMBER 31,
                                                                   ------------------------------
                                                                        1998             1997
                                                                   -------------    -------------

               Current deferred taxes - gross assets               $      8,300     $      9,700
               Noncurrent deferred taxes - gross liabilities             (6,200)          (8,700)
                                                                   -------------    -------------

                        Net noncurrent deferred tax liabilities    $      2,100     $      1,000
                                                                   =============    =============

               The tax effects of cumulative temporary differences as of December 31,1998, and December 31, 1997 consisted of the following:

                                                                            DECEMBER 31,
                                                                   ------------------------------
                                                                        1998             1997
                                                                   -------------    -------------

                 Depreciation                                      $     (6,200)    $     (8,700)
                 Vacation pay accrual                                     6,100            7,100
                 Self-insurance reserve                                   2,200            2,600
                                                                   -------------    -------------

                                                                   $      2,100     $      1,000
                                                                   =============    =============


      NOTE 6 - PROFIT SHARING PLAN:

               The Company has a salary reduction/profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The Plan covers all full-time employees who have completed one full year of service with the Company. Each employee may contribute up to a maximum of 15% of their annual salary to the Plan. The Company contributes discretionary amounts to the Plan each year. Company contributions to the Plan for the years ended December 31, 1998 and 1997 were $14,995 and $6,315 respectively.

               The Company has a profit-sharing bonus that covers all full-time employees who have completed six months of service with the Company. Bonus payments are contingent upon the attainment of earnings as defined in the agreement. During 1998 and 1997, bonus payments charged to operations were $12,701 and $4,050, respectively.

                         WAMAR TOOL AND MACHINE COMPANY
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1998



      NOTE 7 - SUBSEQUENT EVENTS:

               In June 1999, Company stockholders entered into a stock purchase agreement. Under this agreement, the buyer will purchase all of the issued and outstanding capital stock of Wamar Tool and Machine Company.

               Effective May 25,1999, a new agreement with the bank increased maximum borrowing on the line-of-credit (Note 3) to $300,000.


 WAMAR TOOL & MACHINE CO.

 CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                                                      Three Months Ended                        Six Months Ended
                                                           June 30,                                 June 30,
                                                  1999                 1998                 1999                 1998
                                              -------------        -------------        -------------        -------------
 Net sales                                    $    474,678         $    409,960         $    686,284         $    833,980
 Cost of sales                                     456,505              285,279              634,644              651,100
                                              -------------        -------------        -------------        -------------

      Gross profit                                  18,173              124,681               51,640              182,880

 Selling, general and
      administrative expense                        33,556               42,732               83,362               93,683
                                              -------------        -------------        -------------        -------------

      Operating income (loss)                      (15,383)              81,949              (31,722)              89,197

 Other (income) expense
      Interest expense                               1,598                  406                5,018                  406
      Interest income                                 (139)                   -                 (984)                   -
      Other, net                                   (18,118)                   -              (18,118)                   -
                                              -------------        -------------        -------------        -------------

                                                   (16,659)                 406              (14,084)                 406
                                              -------------        -------------        -------------        -------------

      Income (loss) before
          income taxes                               1,276               81,543              (17,638)              88,791

 Income taxes                                            -               17,358                    -               18,439
                                              -------------        -------------        -------------        -------------

      NET INCOME (LOSS)                       $      1,276         $     64,185         $    (17,638)        $     70,352
                                              =============        =============        =============        =============


 WAMAR TOOL & MACHINE CO.

 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                                                 Six Months Ended
                                                                                                     June 30,
                                                                                             1999                 1998
                                                                                          -----------          -----------
 CASH FLOWS FROM OPERATING ACTIVITIES                                                     $   20,164           $   73,373

 CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment                                                   (213,689)            (135,247)
      Proceeds from sale of property and equipment                                           100,705                    -
                                                                                          -----------          -----------

          NET CASH USED FOR INVESTING ACTIVITIES                                            (112,984)            (135,247)

 CASH FLOWS FROM FINANCING ACTIVITIES:
      Net change in short-term borrowings                                                          -               63,667
      Borrowings from long-term debt                                                         174,794                    -
      Payments on long-term debt                                                            (121,845)                   -
                                                                                          -----------          -----------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                                           52,949               63,667
                                                                                          -----------          -----------

 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        (39,871)               1,793

 CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                               92,190               61,445
                                                                                          -----------          -----------

 CASH AND CASH EQUIVALENTS AT END OF QUARTER                                              $   52,319           $   63,238
                                                                                          ===========          ===========

         (b)      Pro forma financial information.

         The following unaudited pro forma combined income statements data for the six months ended June 30, 1999 and for the year ended December 31, 1998 illustrates the effect of the acquisition of Wamar Products and the acquisition of Wamar Tool as if the transactions had been completed on January 1, 1998. The following unaudited pro forma combined balance sheet as of June 30, 1999 illustrates the effect of the acquisition of Wamar Products and the acquisition of Wamar Tool as if the transactions had been completed on that date. The acquisition of Wamar Products is reflected using the purchase method of accounting for business combinations. The acquisition of Wamar Tool has been accounted for under the pooling of interests method of accounting. Accordingly, the historical financial statements of the Company have been restated as if the Wamar Tool acquisition occurred at the beginning of the earliest period presented. The unaudited pro forma combined financial data is provided for comparative purposes only and does not purport to represent the results of operations of the Company that actually would have been obtained if the acquisitions of Wamar Products and Wamar Tool had been consummated on the date specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. Adjustments to pro forma combined operating results include changes cash and cash equivalents resulting from private sales of preferred stock to fund the acquisitions, cash paid in the acquisitions, and payment of Wamar Products bank debt; changes in current assets and current liabilities to estimated fair values and to record a holdback liability payable to an escrow fund; changes in property and equipment to estimated fair values; recordation of goodwill associated with the Wamar Products acquisition; elimination of Wamar Products historical stockholders' equity; issuance of common stock as partial consideration in the acquisition; changes in depreciation to reflect the basis step up in property and equipment; changes in amortization expenses resulting from the goodwill associated with the Wamar Products acquisition; the amortization of a portion and changes in interest expense associated with financing the acquisition; and changes in the number of outstanding shares resulting from the convertible preferred stock issued to finance the transaction. The unaudited pro forma combined financial data set forth below is based upon certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.

                                     CLARION TECHNOLOGIES, INC.
                               CONDENSED COMBINED PRO FORMA BALANCE SHEET
                                            JUNE 30, 1999
                                             (UNAUDITED)

                                  (1)          (2)          (3)
                                Clarion       Wamar        Wamar          (4)
                                Restated       Tool       Products     Pro Forma
                               Historical   Historical   Historical   Adjustments       Pro Forma
                              -----------   ----------   ----------   -----------      -----------
ASSETS

CURRENT ASSETS:
  Cash and equivalents        $ 1,765,565   $  52,319    $  311,501   $11,901,260  B   $ 9,152,507
                                                                       (6,859,227) C
                                                                       (1,518,911) D
                                                                        3,500,000  E
  Accounts receivable           2,709,739     144,294     2,541,380       (25,000) F     5,370,413
  Inventories                   1,651,478      47,157       885,546       (75,000) F     2,509,181
  Other current assets            379,128      11,809       374,188          -             765,125
                              ------------  ----------   -----------  ------------     ------------
    Total current assets        6,505,910     255,579     4,112,615     6,923,122       17,797,226

PROPERTY AND EQUIPMENT, NET    19,794,563     470,962     2,771,994     1,538,301  G    24,575,820

COSTS IN EXCESS OF
 NET ASSETS ACQUIRED            1,045,433        -             -        3,067,316  H     4,112,749

OTHER NONCURRENT ASSETS           140,503        -          101,287          -             241,790
                              ------------  ----------   -----------  ------------     ------------
                              $27,486,409   $ 726,541    $6,985,896   $11,528,739      $46,727,585
                              ============  ==========   ===========  ============     ============

LIABILITIES AND
  STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term borrowings       $ 1,733,198   $    -       $     -      $ 3,500,000  E   $ 5,233,198
  Current portion of
    long-term debt and
    capital leases                396,563      68,744       250,178      (250,178) D       465,307
  Accounts payable              4,948,116      49,096     1,187,624          -           6,184,836
  Construction costs              925,959        -             -             -             925,959
  Other current liabilities       243,824      79,571       525,751       400,000  F     1,249,146
                              ------------  ----------   -----------  ------------     ------------
    Total current liabilities   8,247,660     197,411     1,963,553     3,649,822       14,058,446

DEFERRED TAXES                      1,300       6,200          -             -               7,500

LONG-TERM DEBT AND CAPITAL
  LEASE OBLIGATIONS             9,226,353     138,983     1,268,733    (1,268,733) D     9,365,336

STOCKHOLDERS' EQUITY:
  Preferred stock options            -           -             -       11,901,260  B    11,901,260
  Common stock                     17,287      10,000        25,944        (9,800) A        17,687
                                                 -             -              200  I
                                                                          (25,944) N
  Additional paid in capital   19,746,588        -             -            9,800  A    20,756,188
                                                                          999,800  I
  Retained earnings (deficit)  (9,752,779)    373,947     3,727,666    (3,727,666) N    (9,378,832)
                              ------------  ----------   -----------  ------------     ------------
                               10,011,096     383,947     3,753,610     9,147,650       23,296,303
                              ------------  ----------   -----------  ------------     ------------
                              $27,486,409   $ 726,541    $6,985,896   $11,528,739      $46,727,585
                              ============  ==========   ===========  ============     ============


                                        CLARION TECHNOLOGIES, INC.
                              CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                                    SIX MONTHS ENDED JUNE 30, 1999
                                              (UNAUDITED)

                                  (1)          (2)          (3)
                                Clarion       Wamar        Wamar          (4)
                                Restated       Tool       Products     Pro Forma
                               Historical   Historical   Historical   Adjustments       Pro Forma
                              -----------   ----------   ----------   -----------      -----------

Net sales                     $ 6,462,602    $686,284    $8,618,732    $(600,886) O    $15,166,732
Cost of sales                   6,758,307     634,644     7,445,417       76,915  J     14,359,611
                                                                        (555,672) O
                              ------------   ---------   -----------   ----------      ------------
  Gross profit (loss)            (295,705)     51,640     1,173,315     (122,129)          807,121

Selling, general and
  administrative expense        3,133,399      88,379       640,108      102,244  K      3,964,130
                              ------------   ---------   -----------   ----------      ------------

  Operating income (loss)      (3,429,104)    (39,739)      533,207     (224,373)       (3,157,009)

Interest and other
  expense (income)                499,836     (19,102)      (95,554)      79,244  L        464,424
                              ------------   ---------   -----------   ----------      ------------
  Income (loss) before
    income taxes               (3,928,940)    (17,637)      628,761     (303,617)       (3,621,433)

Income taxes                      (31,887)       -             -            -              (31,887)
                              ------------   ---------   -----------   ----------      ------------

  NET INCOME (LOSS)           $(3,897,053)   $(17,637)   $  628,761    $(303,617)      $(3,589,546)
                              ============   =========   ===========   ==========      ============

Loss per share                      $(.24)                                                   $(.18)
                                    ======                                                   ======
Weighted average shares
  outstanding                  16,518,855                                200,000  A     19,898,855
                               ===========                             2,980,000  M     ===========
                                                                         200,000  I


                                       CLARION TECHNOLOGIES, INC.
                              CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                                       YEAR ENDED DECEMBER 31, 1998
                                               (UNAUDITED)


                                 (1)          (2)           (3)
                               Clarion       Wamar         Wamar          (4)
                               Restated       Tool        Products     Pro Forma
                              Historical   Historical    Historical   Adjustments       Pro Forma
                             -----------   ----------   -----------   -----------      -----------

Net sales                    $ 8,379,038   $1,586,595   $19,713,565   $(1,419,228) O   $28,259,970
Cost of sales                  7,943,700    1,279,936    17,171,653       153,830  J    25,203,628
                                                                       (1,345,491) O
                             ------------  -----------  ------------  ------------     ------------
  Gross profit (loss)            435,338      306,659     2,541,912      (227,567)       3,056,342

Selling, general and
  administrative expense       4,940,307      177,045     1,242,634       204,488  K     6,564,474
                             ------------  -----------  ------------  ------------     ------------

  Operating income (loss)     (4,504,969)     129,614     1,299,278      (432,055)      (3,508,132)

Interest and other
  expense (income)               252,785        5,244       116,075       158,488  L       532,592
                             ------------  -----------  ------------  ------------     ------------
  Income (loss) before
    income taxes              (4,757,754)     124,370     1,183,203      (590,543)      (4,040,724)

Income taxes                    (100,622)      45,377          -             -             (55,245)
                             ------------  -----------  ------------  ------------     ------------

  NET INCOME (LOSS)          $(4,657,132)  $   78,993   $ 1,183,203   $  (590,543)     $(3,985,479)
                             ============  ===========  ============  ============     ============

Loss per share                     $(.55)                                                    $(.34)
                                   ======                                                    ======
Weighted average shares
  outstanding                  8,462,711                                  200,000  A    11,842,711
                               ==========                               2,980,000  M    ===========
                                                                          200,000  I

                           CLARION TECHNOLOGIES, INC.
                      NOTES TO CONDENSED COMBINED PRO FORMA
                              FINANCIAL STATEMENTS


(1) The historical financial statements of Clarion Technologies, Inc. have been restated to include a 1999 business combination transaction that has been accounted for under the pooling of interests method of accounting. The Company completed the acquisition of Mito Plastics, Inc. ("Mito") during the second quarter of 1999 which resulted in Mito becoming a wholly-owned subsidiary of Clarion. Accordingly, the historical financial statements of the Company have been restated as if the acquisition occurred at the beginning of the earliest period presented. Selected financial information for the combining entities in the historical restated statements of income for the six months ended June 30, 1999 and the year ended December 31, 1998 is as follows:

                                 Six Months
                                    Ended          Year Ended
                                   6/30/99          12/31/98
                                 -----------      ------------
            Net sales:
                Clarion          $ 3,106,975      $ 3,400,786
                Mito               3,355,627        4,978,252
                                 ------------     ------------
                                 $ 6,462,602      $ 8,379,038
                                 ============     ============
            Net income (loss):
                Clarion          $(3,833,269)     $(4,396,612)
                Mito                 (63,784)        (260,520)
                                 ------------     ------------
                                 $(3,897,053)     $(4,657,132)
                                 ============     ============

(2) The historical balance sheet for Wamar Tool & Machine Co. is as of June 30, 1999. The historical income statements are for the year ended December 31, 1998 and the six months ended June 30, 1999.

(3) The historical balance sheet for Wamar Products, Inc. is as of June 26, 1999. The historical income statements are for the fiscal year ended October 31, 1998 and the six months ended June 26, 1999. Income statements for the months of November and December 1998 have been excluded from the condensed combined pro forma income statements presented herein. Net sales and net income for the two month period excluded was $2,817,971 and $277,975, respectively.

(4) Amounts in this column represent pro forma adjustments required to account for the Wamar Tool acquisition as a pooling of interests and the Wamar Products acquisition as a purchase.

     Wamar Tool & Machine Co.
     ------------------------

     A Issue 200,000 shares of Clarion common stock to seller and record net effect of pooling entry

     Wamar Products, Inc.
     ---------------
     B Record net cash proceeds received from private sales of preferred stock options to fund acquisition
     C    Cash paid to sellers
     D    Payment of bank debt
     E    Record bank financing related to the acquisition
     F Adjust current assets and current liabilities to estimated fair values, and record holdback liability payable to escrow fund
     G    Adjust property and equipment to estimated fair values
     H Record the excess of the acquisition cost over the fair value of net assets acquired
     I    Issue 200,000 shares of Clarion common stock to sellers
     J    Record depreciation expense for the basis step up in property and equipment
     K    Record amortization expense for the costs in excess of net assets acquired
     L    Record interest expense associated with financing the acquisition
     M Common stock equivalents; preferred stock options issued to finance acquisition

          Consolidating
          -------------
     N    Eliminate historical stockholders' equity
     O    Eliminate sales from Wamar Tool to Wamar Products

         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Clarion Technologies, Inc.,
                                  a Delaware corporation
                                  (Registrant)


Date:  November 15, 1999          By:  /s/ Robert W. Martin
                                     -------------------------------------------
                                       Robert W. Martin, Chief Financial Officer